                                  ISRAMCO, INC.
                               11767 Katy Freeway,
                              Houston, Texas 77079

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       NOTICE IS HEREBY GIVEN that the 2003 annual meeting (the "Annual Meeting") of stockholders of Isramco, Inc. (the "Company") will be held at the Company's premises at 11767 Katy Freeway, Houston, Texas, 77079, Suite 711, on June 10, 2003 at 9:00 A.M., local time, for the following purposes:

       (i) to elect five directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

       (ii) to ratify the appointment of Mann Frankfort Stein & Lipp CPA, LLP as independent public accountants of the Company for the year ending December 31, 2003; and

       (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

       The Board of Directors has fixed the close of business on April 25, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

       If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Haim Tsuff
                                        Chairman of the Board
                                        Chief Executive Officer

April 30, 2003

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                  ISRAMCO, INC.
                               11767 Katy Freeway,
                              Houston, Texas 77079

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 10, 2003

                                  INTRODUCTION

       This Proxy Statement is being sent to stockholders of Isramco, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2003 annual meeting (the "Annual Meeting") of Stockholders of the Company to be held at the Company's premises at 11767 Katy Freeway, Houston, Texas 77079, Suite 711, on Tuesday, June 10, 2003 at 9:00 A.M., local time, and any adjournment(s) thereof. The purposes of the Annual Meeting are:

       (i) to elect five directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly elected and qualified;

       (ii) to ratify the appointment of Mann Frankfort Stein & Lipp CPA, LLP ("MFS&L"), as independent public accountants of the Company for the year ending December 31, 2003; and

       (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

       If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted FOR the (i) election as directors of the nominees of the Board of Directors named below; (ii) proposal to ratify the appointment of MFS&L, as independent public accountants of the Company for the year ending December 31, 2003; and
(iii) in the discretion of the Proxies named in the proxy card, on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

       Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy bearing a later date or a written instrument revoking the proxy or by personally appearing at the Annual Meeting. This Proxy Statement will first be mailed to stockholders on or about May 2, 2003.

                       VOTING RIGHTS AND VOTING SECURITIES

       All voting rights are vested exclusively in the holders of the Common Stock. Only holders of Common Stock of record at the close of business on April 25, 2003 (the "Record Date"), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding a total of 2,639,853 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held either in person or by proxy.

       The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); and the affirmative vote of a majority of the shares present in person or by proxy is required for approval of Proposal No. 2 (Ratification of Independent Public Accountants). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against Proposal No. 2. Broker non-votes will have no effect on Proposals No. 1 and 2.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

       The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock (b) each of the Company's directors (c) all current directors, officers and significant employees of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have the sole voting and investment power with respect to the shares indicated.


                                   Number of Shares             Percent of
Name of Beneficial Owner (1)       Beneficially Owned (2)       Common Stock (2)

Haim Tsuff                             1,395,217(3)                 51.49%

Jackob Maimon                             69,995(4)                  2.58%

Daniel Avner                                  --                        *

Yossi Levy                                    --                        *

Prof. Avihu Ginzburg                          --                        *

Max Pridgeon                                  --                        *

Eyal Gibor                                    --                        *

All directors and
Officers as a group                    1,465,212                    52.71%

* Less than 1%

(1) The address of such person is c/o Isramco, Inc., 11767 Katy Freeway, Houston Texas.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(3) Haim Tsuff owns 100% of United Kingsway Ltd., which through YHK General Manager Ltd., controls various entities, which may be deemed to control the Company. In March 2000, Mr. Tsuff was granted five year options to purchase up to 69,995 shares of the Company's stock.

(4) In March 2000, Mr. Maimon was granted five year options to purchase up to 69,995 shares of the Company's stock.

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of common stock by each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock:


                                     Number of Shares             Percent of
Name of Beneficial Owner (1)       Beneficially Owned (2)       Common Stock (2)

Naphtha Holdings Ltd.*                  1,325,222                   50.20%

Haim Tsuff *                               69,995                    2.58%

United Kingsway Ltd.                            *                       *


(1) The address of such person is c/o Isramco, Inc., 11767 Katy Freeway, Houston Texas.

(2) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

* Haim Tsuff owns and controls 100% of United Kingsway Ltd. (Kingsway) which holds a 74% interest in YHK Investment Limited Partnership (YHK). Avraham Livnat Ltd. through its subsidiary Carmen Management and Assets (1997) Ltd. owns 26% of YHK. The General Partner of YHK is YHK General Manager Ltd. and Haim Tsuff, Joseph Tsuff (the father of Haim Tsuff) is a director of YHK General Manager Ltd. YHK owns of record approximately 42.4% of Equital Ltd. (formerly known as Pass-port Ltd.), Equital Ltd. owns approximately 42.4% of J.O.E.L. - Jerusalem Oil Exploration Ltd. (JOEL), JOEL owns approximately 86.6% of Naphtha Israel Petroleum, Ltd. ("Naphtha"), which holds 100% of Naphtha Holdings Ltd. JOEL also owns approximately 8.2% of the shares of Equital Ltd. Naphtha Holdings Ltd. owns of record approximately 50.20% of the issued and outstanding common stock of the Company. Does not include currently exercisable options held by Mr. Haim Tsuff to purchase up to 69,995 shares of the Company's common stock, which option, if exercised in full, would reduce the percentage set forth above to approximately 48.90%.

Information regarding these relationships is set forth in Schedule 13d filings and amendments made thereto made on behalf of the above entities, which are on file with the SEC.

As a result of the foregoing, Haim Tsuff, Kingsway, YHK, Equital Ltd., JOEL, Naphtha and Naphtha Holdings Ltd. may be deemed to control the Company.

                             EXECUTIVE COMPENSATION

       The following table sets forth all compensation awarded to, earned by, or paid, for all services rendered to the Company during the Company's fiscal years ended December 31, 2002, 2001 and 2000 by the Company's Chief Executive Officer and other "named executive officers," as defined under the rules and regulations of the Securities Act of 1933, as amended (the "Securities Act").


                           SUMMARY COMPENSATION TABLE


                                                                         Long Term
                                    Annual Compensation                 Compensation
                                    -------------------                 ------------

                                                                               Securities
Name and                                                      Other Annual     Underlying
Principal Position         Year     Salary($)     Bonus($)   Compensation($)  Options(#)(1)

Haim Tsuff                 2002      240,000           --           --                --
Chairman of the Board      2001      240,000      125,000           --                --
and Chief Executive        2000      240,000      100,000           --            69,995
Officer

Jackob Maimon              2002      240,000           --           --                --
President                  2001      240,000      125,000           --                --
                           2000      240,000      100,000           --            69,995

Daniel Avner               2002      180,000           --           --                --
Vice President             2001      180,00        75,000           --                --
                           2000      180,000       50,000           --                --

Yossi Levy                 2002      104,000           --           --                --
Branch Manager             2001       91,000        4,500           --                --
                           2000      100,000           --           --                --

Joshua Folkman             2002      100,000           --           --                --
Exploration Manager        2001      100,000        4,800           --                --
Branch Office              2000      102,000        2,000           --                --

 (1) Represents shares of Common Stock issuable upon exercise of stock options issued in the year indicated.

OPTIONS GRANTED IN 2002

       None of the Named Executive Directors were granted any options during the year ended December 31, 2002.

AGGREGATED OPTION EXERCISES IN 2002 AND 2002 YEAR END OPTION VALUES

                                                     Number of Securities
                                                     Underlying Unexercised       Value of Unexercised
                  Shares                             Options at                   in-the-Money Options
                  Acquired on       Value            December 31, 2002(#)         at December 31, 2002($)(1)
Name              Exercise (#)      Realized ($)     Exercisable/Unexercisable    Exercisable/Unexercisable

Haim Tsuff            --                --                    69,550 / 0                $0 / 0

Jackob Maimon         --                --                    69,550 / 0                $0 / 0

Joshua Folkman        --                --                     2,000 / 0                $0 / 0

(1) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($2.73) on December 31, 2002, as reported on NASDAQ.

EMPLOYMENT/CONSULTING AGREEMENTS

       In May of 1996 the Company entered into a consulting agreement with Goodrich Global L.T.D. B.V.I., a company owned and controlled by Haim Tsuff, the Chairman of the

Board of Directors and Chief Executive Officer of the Corporation. Pursuant to the terms of this Consulting Agreement which was amended in April 1997, the Company pays to the consultant the sum of $240,000 per annum in installments of $20,000 per month in addition to reimbursing all reasonable expenses incurred in connection with services rendered on behalf of the Company. The agreement continues in effect through May 31, 2004 and contains certain customary confidentiality and non-compete provisions. If the consulting agreement is terminated by the Company other than for cause, then the entity is entitled to receive the equivalent of payments due through the remaining term of the agreement.

       In November of 1999 the Company entered into a consulting agreement with Worldtech Inc., a Mauritius company of which Jackob Maimon, the President of the Company, is a director. Pursuant to this Consulting Agreement which is in effect through May 31, 2004, the Company agreed to pay the sum of $240,000 per annum in installments of $20,000 per month, in addition to reimbursing all reasonable business expenses incurred during the term in connection with the performance of services on behalf of the Company. The agreement contains certain customary confidentiality and non-compete provisions. If the consulting agreement is terminated by the Company other than for cause, then the entity is entitled to receive the equivalent of payments due through the remaining term of the agreement.

       In August of 1997 the Company entered into a consulting agreement with Romulas Investment Ltd. (which Agreement has since been assigned to Remarkable Holdings Ltd.), a company which is wholly owned and controlled by Daniel Avner, the Vice-President of the Company. Pursuant to this Agreement, the Company has agreed to pay the consultant the sum of $7,500 per month plus expenses. In February 1999, the Consulting Agreement was amended to increase the monthly compensation payable thereunder to $15,000 and pursuant to the amendment, the reimbursement of expenses was disallowed. The Company has also agreed to provide a company car and company furnished apartment to Consultant, if available. The Consulting Agreement is in effect through July 2004. The agreement contains certain customary confidentiality and non-compete provisions. If the consulting agreement is terminated by the Company other than for cause, then the entity is entitled to receive the equivalent of payments due through the remaining term of the agreement.

       In November of 1996 the Company entered into an Employment Agreement with Yossi Levy, the Managing Director of Naphtha Israel Petroleum Company Ltd. to employ Mr. Levy as the General Manager of the Israel Branch of the Company. Pursuant to the terms of his employment, Mr. Levy is paid an annual amount of $104,000.

       Joshua Folkman is employed as Explorations Manager pursuant to which he is paid an annual salary of $100,000. In the event that the Company elects to terminate Mr. Folkman's employment hereunder for any reason other than cause, then Mr. Folkamn is entitled to a one-lump sum payment of $63,000.

INFORMATION RELATING TO AN EXECUTIVE OFFICER WHO IS NOT A DIRECTOR NOMINEE

       The following individuals are not Directors or Director nominees, but serve as Executive Officers of the Company or its subsidiaries.


NAME                       AGE              POSITION

Daniel Avner               40               Vice President

Yossi Levy                 51               Branch Manager, Israel Branch


       Daniel Avner was President of the Company from July 1997 through October 1999, whereupon he resigned. Mr. Avner has been Vice President since October 1999. On July 9, 1998, Mr. Avner resigned as director and as Secretary of the Company, positions which he has held since May 1996. Since 1992, Mr. Avner has been the General Manager of E.D.R. GMBH Co., a company that engages in investment, development and management of residential property in Germany. From 1991 to 1992 Mr. Avner was a Financial Analyst with Proctor & Gamble Company in Germany. Mr. Avner holds a BA Degree in Accounting and Economics from the University of Tel Aviv and a Masters of Business Administration from Duke University.

       Yossi Levy has been Branch Manager of the Company's Branch Office in Israel since August 1996. Since 1988 Mr. Levy has held the position of General Manager of Naphtha - Israel Petroleum Corp. Ltd. (Naphtha), a public company in the oil and gas business in Israel. Since January 1, 2002, Mr. Levy has been the general manager of J.O.E.L. - Jerusalem Oil Exploration Ltd. (JOEL), an affiliate of the Company.

       (ii) The following table sets forth certain required information relating to the shares of Common Stock issuable on an aggregated basis under the Company's 1993 Stock Option Plan.

                                               EQUITY COMPENSATION PLAN INFORMATION

            Plan Category                  Number of       Weighted-          Number of
                                         securities to      average           securities
                                           be issued    exercise price of     remaining
                                             upon          outstanding      available for
                                          exercise of       options,           future
                                          outstanding       warrants          issuance.
                                           options,        and rights
                                         warrants and
                                            rights
                                             (a)               (b)               (c)
Equity compensation plans approved by
         security holders                   29,750           $21.00             20,250

Equity compensation plans not approved
         by security holders               139,990           $ 4.28                 --
                                         ---------          --------           ---------
               Total
                                           169,740           $ 7.21             20,250

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       During 2002 and 2001, the Company paid Naphtha, respectively, $15,760 and $9,125 per month in respect of office services for its Israeli Branch office. Mr. Haim Tsuff, the Company's Chairman and Chief Executive Officer, is deemed to control Naphtha.

       On January 1, 2001 the Company retained the services of I.O.C. Israel Oil Company ("I.O.C.") in connection with the operation of Jay Petroleum LLC and Jay Management Company LLC (wholly owned subsidiaries of the Company). In consideration thereof, the Company paid I.O.C. $120,000 for 2002 and $240,000 for 2001. Mr. Haim Tsuff, the Company's Chairman and Chief Executive Officer, is deemed to control I.O.C.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

       Based solely on review of the copies of such forms received by the Company with respect to 2002, the Company believes that all of the filing obligations of officers, directors and 10% stockholders under Section 16 (a) during 2002 have been complied with.

                                PERFORMANCE GRAPH

       The following graph compares the yearly percentage of change in the Company's cumulative stockholder return on its Common Stock (assuming reinvestment of dividends at date of payment into Common Stock of the Company) to the cumulative total return on the NASDAQ Market Index ("NASDAQ Index") and the cumulative total return on the GICS (Global Industry Classification Standard) Standard & Poor's Oil & Gas Exploration and Production Index ("Peer Index") for the period of five years commencing on January 1, 1998 and ending on December 31, 2002. The graph assumes that $100 was invested on January 1, 1998 in the common stock of the Company, The NASDAQ Index and Peer Index, and further assumes no payment or reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance. As a published industry index, the Company used the Standard & Poor's Oil Composite Index in the prior year. The Company has selected a different industry index than the prior year because the industry index it used in the prior year is no longer published. Accordingly, the Company is unable to compare total return with both the newly selected industry index and the discontinued industry index used in the prior year. The Company believes that the GICS (Global Industry Classification Standard) Standard & Poor Oil & Gas Exploration and Production index provides an appropriate industry index.

       The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference.


                               [Performance Graph}

                                              PEER
          YEAR              NASDAQ            INDEX          COMPANY
                              $                 $               $

          12/31/98          139.6              67.4           30.8
          12/31/99          259.0              79.0           47.8
          12/31/00          157.2             123.9           79.3
          12/31/01          124.1              96.8           48.0
          12/31/02           85.0              94.1           33.6


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

       The Board of Directors of the Company currently consists of five (5) members. The persons named below have been nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified.

       It is the intention of the persons named in the accompanying proxy to vote FOR the election of the persons named below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

INFORMATION CONCERNING DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

       The following table sets forth the name, age and position of each Director and Director nominee:



NAME                       AGE            POSITION

Haim Tsuff                 46             Chairman of the Board, Chief Executive
                                          Officer and Director

Jackob Maimon              47             President, Director

Avihu Ginzberg             77             Director

Eyal Gibor                 45             Director

Max Pridgeon               36             Director


       All officers serve until the next annual meeting of directors and until their successors are elected and qualified.

       Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer since May 1996. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. and Chairman of YHK General Manager Ltd. (which entity effectively controls Equital Ltd., JOEL, Naphtha and Naphtha Holdings Ltd.) and may be deemed to control the Company. During the past five years, Mr. Tsuff has served as General Manager of Painton Chemical Industries Ltd., a private company, which produces printed material.

       Jackob Maimon has been President of the Company since November 1999. Mr. Maimon is the Chairman of the Board of Directors of Naphtha Israel Petroleum Corporation Ltd. ("Naphtha"), an Israeli entity, which holds indirectly through Naphtha Holdings, Ltd., another Israeli entity, over 50% of the issued and outstanding stock of the Company. Mr. Maimon has held the position at Naphtha since August 1996.

       Avihu Ginzburg has been a director of the Company since July 1997. Dr. Ginzburg is currently Emeritus Professor in Geophysics at Tel Aviv University. In 1996 he was Visiting Professor in Exploration Geophysics at Curtin University, Perth, Western Australia; and, Research Fellow at the Department of Geological Sciences, University College, London. From 1992 - 1995 Dr. Ginzburg held the position of Chairman of Geophysics and Planetary Science at Tel Aviv University.

       Max Pridgeon has been a director of the Company since April 2001. Since December 2002, Mr. Pridgeon has served as a director and executive officer of Griffin Decorations, a business which he founded. From March 1995 through December 2002, he served as director of MAXIM Wholesale and Marketing Co., a company which he founded. Concurrently, from February 1999, Mr. Pridgeon has also served as a manager of sales for Europe and the Middle East for Blenfin XI, Netherlands, a company that engages in the distribution of wooden picture frames. From April 1996 through January 1999, Mr. Pridgeon served as a property acquisitions consultant to M.A. Realistic Estate, Netherlands, a company engaged in the ownership and management of hotels in the Netherlands. From September 1989 through March 1995, Mr. Pridgeon served as account manager and then export manager at VERNO Holland, a company engaged in the marketing and distribution of oil paintings.

       Eyal Gibor has been a director of the Company since April 2001. From January 1992, Mr. Gibor has headed his own private management consulting and advisory services company in Israel, engaging mainly in the provision of consulting advice relating to real-estate investments andtax planning. From June 1997 through August 1999, Mr. Gibor also served as the general manager of Israel Credit Line Complimentary Services, Ltd., a company engaged in the provision of financial services. From June 1986 to January 1992, Mr. Gibor was affiliated with the Israel based accounting firm of, Singer, Nir & Partners. Mr. Gibor holds a B.A. in economics and accounting from Tel Aviv University and, since December 1993, has been qualified as a C.P.A. in Israel. Mr. Gibor presently serves as a director of Binar Building and Investments Ltd., a company whose securities are traded on the Tel-Aviv stock exchange.

       There are no family relationships between any of the above executive officers, and there is no arrangement or understanding between any of the above executive officers and any other person pursuant to which he was selected as an officer. Each of the above executive officers was elected by the Board of Directors to hold office until the next annual election of officers and until his successor is elected and qualified or until his earlier resignation or removal. During the course of 2002, the Board held two meetings. Each of the non-employee directors receives a cash payment of $750 for each Board meeting attended. None of the employee- directors receive any cash compensation for serving on the Board.

COMMITTEES

       The Company has a standing audit committee (the "Audit Committee"). The Audit Committee was established in April 2000 and is responsible for reviewing the Company's financial procedures and controls, the general scope of the annual audit and the fees charged by the independent auditors. The Audit Committee Charter describes in greater detail the role and responsibilities of the Audit Committee. This committee held one meeting during the last fiscal year. The Audit Committee currently consists of Mr. Eyal Gibor, Dr. Avihu Ginzburg and Mr. Max Pridgeon. The Company believes that each of the members of the Audit Committee is an independent director as defined by the Nasdaq Stock Market listing standards.

                          REPORT OF THE AUDIT COMMITTEE

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATE THIS REPORT BY REFERENCE.

       The Audit Committee of the Board of Directors of the Company is responsible for the Company's financial statements included in the Company's annual report for the year 2002. In furtherance thereof, the Audit Committee discussed with the Company's independent auditors for the fiscal year 2002 those matters communicated to and discussed with the Audit Committee under applicable auditing standards, including information regarding the scope and results of the audit. These recommendations and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee was provided by the auditors the written disclosures required by Statement of Auditing Standards, 61 and discussed the auditor's independence with the auditors. In this regard, the Audit Committee considered the amount of fees paid by the Company to auditors for the audit of the year-end financial statements and the review of the interim financial statements filed with each quarterly report on Form 10-Q. This discussion informed the Audit Committee of the auditor's independence, and assisted the Audit Committee in evaluating such independence. Finally, the audit committee reviewed and discussed with the Company's management and such auditor, the audited financial statements for the year ended December 31, 2002.

       Based on the discussions with the auditor concerning the audit, the independence discussions and the financial statement review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2002 Annual Report on Form 10-K.

Dated: April 30, 2003

AUDIT COMMITTEE

Mr. Eyal Gibor
Dr. Avihu Ginzburg
Mr. Max Pridgeon

BOARD RECOMMENDATION: THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

       The Audit Committee has selected the firm of Mann Frankfort Stein & Lipp, CAPs ("MFS&L"), as independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2003. MFS&L performed audit services for the Company in 2002, including an examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission and has served as the Company's auditors since June 2001. MFS&L performed all of its services in 2002 at customary rates and terms.

       It is anticipated that a member of MFS&L will be present at the stockholder meeting and will be available to respond to your questions.

       If the stockholders do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if the stockholders ratify the selection of MFS&L, the Audit Committee may appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of the Company and its stockholders.

AUDIT FEES

       MFS&L billed the Company an aggregate of $70,709 for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 31, 2002 and for the review of the quarterly financial statements included in the Company's quarterly report on Form 10Q.

AUDIT-RELATED FEES

       Other than the audit fees described in the immediately preceding paragraph, MFS&L did not bill the Company for professional services rendered in connection with other audit-related services for the year ended December 31, 2002.

TAX FEES

       During 2002, MFS&L billed the Company an aggregate of $23,873 for professional services rendered in connection with the review of tax compliance and tax planning.

 ALL OTHER FEES

       Other than those fees described in the immediately preceding paragraphs, MFS&L did not bill the Company for professional services for the year ended December 31, 2002.

       The Audit Committee considered whether the tax services provided to the Company by MFS&L is compatible with MFS&L's independence and determined that the provision of such services would not adversely affect that independence.

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BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MANN FRANKFORT STEIN & LIPP CPA, LLP AS INDEPENDENT AUDITORS.

                                  OTHER MATTERS

       Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

       Under the rules of the SEC, proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be made in accordance with the By-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than January 2, 2004. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2004 proxy statement.

                          ANNUAL AND QUARTERLY REPORTS

       Enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Such Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

       The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

       It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                       BY ORDER OF THE BOARD OF DIRECTORS


                                /s/ HAIM TSUFF

                                HAIM TSUFF
                                CHAIRMAN OF THE BOARD

April 30, 2003

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                                  ISRAMCO, INC.
                               11767 KATY FREEWAY
                              HOUSTON, TEXAS 77079

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                                 COMPANY FOR THE
                  ANNUAL MEETING OF STOCKHOLDERS JUNE 10, 2003

       The undersigned hereby constitutes and appoints HAIM TSUFF AND J. MONROE CUTLER, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all the shares of common stock, par value $.001 per share, of ISRAMCO, INC. (the "Company"), that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company, to be held on June 10, 2003, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS. Nominees: HAIM TSUFF, JACKOB MAIMON, AVIHU GINZBERG, EYAL GIBOR and MAX PRIDGEON (Mark only one of the following boxes.)

|_| VOTE FOR ALL NOMINEES LISTED ABOVE, EXCEPT VOTE WITHHELD
                     AS TO THE FOLLOWING NOMINEES (IF ANY):

                      |_| VOTE WITHHELD FROM ALL NOMINEES.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF MANN FRANKFORT STEIN & LIPP, CPA, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003.

|_| FOR |_| AGAINST |_| ABSTAIN

3. In Their Discretion, Upon Any Other Business That May Properly Come Before the Meeting or Any Adjournment Thereof.

       This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors, FOR the ratification of the appointment of Mann Frankfort Stein & Lipp CPA, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003 and in the discretion of the Proxies named herein on any other proposals to properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated April 30, 2003.

Dated: April 30, 2003

                           SIGNATURE OF SHAREHOLDER(S)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

Please date and sign exactly as name appears above.

I plan I do not plan

to attend the Annual Meeting.

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